Exhibit 5.1

orrick, herrington & Sutcliffe LLP The Orrick Building 405 Howard Street San Francisco, California 94105-2669 tel +1-415-773-5700 fax +1-415-773-5759 www.orrick.com

September 12, 2019

Energy Recovery, Inc.
1717 Doolittle Drive
San Leandro, CA 94577

Re:	Energy Recovery, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by Energy Recovery, Inc., a Delaware corporation (the “Company”), of the following securities in an indeterminate amount: (i) common stock of the Company, $0.001 par value per share (“Common Stock”), including Common Stock that may be issued upon conversion of the Debt Securities (as defined below); (ii) preferred stock of the Company, $0.001 par value per share (“Preferred Stock”), including Preferred Stock that may be issued upon conversion of the Debt Securities; (iii) senior debt securities of the Company (“Senior Debt Securities”); (iv) subordinated debt securities of the Company (“Subordinated Debt Securities” and, together with the Senior Debt Securities, “Debt Securities”); (v) warrants to purchase Common Stock, Preferred Stock or Debt Securities or other securities, currencies or commodities (“Warrants”); (vi) contracts for the purchase or sale of Common Stock, Preferred Stock or Debt Securities or other securities, currencies or commodities (“Purchase Contracts”); (vii) rights to purchase Common Stock, Preferred Stock, Debt Securities, Warrants or Units (as defined below), in any combination (“Rights”); and (viii) units consisting of Common Stock, Preferred Stock, Debt Securities or Warrants, in any combination (“Units”). In addition, the Registration Statement covers the resale by certain stockholders of the Company (the “Selling Stockholders”) of 16,022,824 shares of the Common Stock of the Company that they collectively hold (the “Selling Stockholder Shares”).

The offering of Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Rights and Units (collectively, the “Securities”) will be as set forth in the prospectus contained in the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Senior Debt Securities will be issued pursuant to an indenture between the Company and a trustee to be appointed in the future (a “Trustee”) in the form filed as Exhibit 4.4 to the Registration Statement, as such indenture may be supplemented from time to time (the “Senior Indenture”). The Subordinated Debt Securities will be issued pursuant to an indenture between the Company and a Trustee in the form filed as Exhibit 4.5 to the Registration Statement, as such indenture may be supplemented from time to time (the “Subordinated Indenture”).

Energy Recovery, Inc.

We have examined the originals, or copies identified to our satisfaction, of such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary for the basis of our opinions hereinafter expressed. In such examination, we have assumed the following: (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

Based on and subject to the foregoing, and assuming that: (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective and comply with all applicable laws; (ii) the Registration Statement will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) one or more Prospectus Supplements will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws; (iv) the Board of Directors of the Company, or a duly authorized committee thereof, shall have taken such action as may be necessary to authorize the issuance and sale of such Securities, and if applicable, establish the relative rights and preferences of such Securities, or other terms of such Securities, in each case as set forth in or contemplated by the Registration Statement and any Prospectus Supplements relating to such Securities; (v) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement; (vi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company or the Selling Stockholders, as applicable, and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; (viii) there shall not have occurred any change in law affecting the legality or enforceability of such Security; and (ix) none of the terms of any Security to be established subsequent to the date hereof, nor the issuance and delivery of such Security, nor the compliance by the Company with the terms thereof, will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company; we are of opinion that:

1.

The Common Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (b) the Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

2.

The Preferred Stock will be validly issued, fully paid and nonassessable at such time as: (a) the terms of the issuance and sale of the Preferred Stock have been duly authorized by appropriate action of the Company; (b) a statement with respect to the shares establishing the Preferred Stock shall have been filed with the Secretary of State of the State of Delaware in the form and manner required by law; and (c) the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

Energy Recovery, Inc.

3.

The Senior Debt Securities (including any Senior Debt Securities duly issued upon the exchange or conversion of any Senior Debt Securities that are exchangeable or convertible into another series of Senior Debt Securities) will constitute valid and binding obligations of the Company at such time as: (a) the Senior Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by the Company and the Trustee; (b) the Trustee is qualified to act as trustee under the Senior Indenture; (c) the forms and the terms of the Senior Debt Securities and their issuance and sale have been approved by appropriate action of the Company, and the Senior Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee, in accordance with the Senior Indenture or a supplemental indenture thereto; (d) the Senior Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and (e) the Senior Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and the Senior Note Indenture or a supplemental indenture thereto.

4.

The Subordinated Debt Securities (including any Subordinated Debt Securities duly issued upon the exchange or conversion of any Subordinated Debt Securities that are exchangeable or convertible into another series of Subordinated Debt Securities) will constitute valid and binding obligations of the Company at such time as: (a) the Subordinated Indenture, in substantially the form filed as an exhibit to the Registration Statement, has been duly authorized, executed and delivered by the Company and the Trustee; (b) the Trustee is qualified to act as trustee under the Subordinated Indenture; (c) the forms and the terms of the Subordinated Debt Securities and their issuance and sale have been approved by appropriate action of the Company, and the Subordinated Debt Securities have been duly executed and delivered by the Company and authenticated by the Trustee, in accordance with the Subordinated Indenture or a supplemental indenture thereto; (d) the Subordinated Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and (e) the Subordinated Debt Securities have been issued and sold as contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto and the Subordinated Indenture or a supplemental indenture thereto.

5.

The Warrants will constitute legal and binding obligations of the Company at such time as: (a) the terms of the Warrants and of their issuance and sale have been approved by appropriate action of the Company and the applicable warrant agent; and (b) the Warrants have been duly executed, authenticated and delivered in accordance with the applicable warrant agreement.

6.

The Purchase Contracts will constitute valid and binding obligations of the Company at such time as: (a) the purchase contract agreement to be entered into in connection with the issuance of Purchase Contracts shall have been duly executed and delivered by the Company and the purchase contract agent in accordance with the necessary corporate authorizations; (b) the Company shall have duly established the terms of such Purchase Contracts and the terms of their issuance and sale in conformity with the applicable governing documents and applicable law and such Purchase Contracts have been duly executed and authenticated in accordance with the applicable governing documents; and (c) such Purchase Contracts shall have been issued, sold and delivered in accordance with the terms and provisions thereof and for the consideration contemplated by the Registration Statement, the Prospectus and any Prospectus Supplement relating thereto.

Energy Recovery, Inc.

7.	The Rights will constitute valid and binding obligations of the Company at such time as: (a) the terms of the Rights and their issuance and sale have been approved by appropriate action of the Company and the applicable rights agent; and (b) the Rights have been duly executed, authenticated and delivered in accordance with the applicable rights agreement.

8.	The Units will constitute valid and binding obligations of the Company at such time as: (a) the terms of the Units (including the Securities underlying the Units) and their issuance and sale have been approved by appropriate action of the Company and the applicable units agent; and (b) the Units (and the Securities underlying the Units) have been duly executed, authenticated and delivered in accordance with the applicable units agreement.

9.	The Selling Stockholder Shares have been duly authorized, validly issued, and are fully paid and nonassessable.

The opinions set forth in paragraphs (3) through (9) above are subject, as to enforcement, to (a) the effect of bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally; (b) general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief, whether enforcement is sought in a proceeding in equity or at law; and (c) provisions of law that require that a judgment for money damages rendered by a court in the United States be expressed only in United States dollars.

We express no opinion as to laws other than the laws of the State of New York with respect to the opinions set forth in paragraphs (3) through (9) above and the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing) with respect to the opinions set forth in paragraphs (1) and (2) above, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.

We hereby consent to the reference to us under the heading “Legal Matters” in the Prospectus and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

 /s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP